Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANT

We consent to the incorporation by reference in the Annual Report on Form 10-K/A of CYIOS Corporation of my report dated February 23, 2010 with respect to the consolidated financial statements of CYIOS Corporation included in its Annual Report on Form 10-K/A for the fiscal year ended December 31, 2009, filed with the Securities and Exchange Commission on June 1, 2010.

/s/Jewett, Schwartz, Wolfe, and Associates
Jewett, Schwartz, Wolfe and Associates
Hollywood, Florida
June 1, 2010